Calculation of Filing Fee Tables
S-3
Public Storage
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares of beneficial interest, par value $0.10 per share	Other	120,011		$ 39,657,034.90	0.000087	$ 3,450.16
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 39,657,034.90		$ 3,450.16
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,450.16
Offering Note
[1]	The securities registered hereby consist of a maximum of 120,011 common shares of beneficial interest of Public Storage (the "Company") to be sold by the selling securityholders. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended ("Securities Act"), the Company initially deferred payment of all of the registration fees for Registration Statement No. 333-283556 (the "Registration Statement"). Pursuant to Rule 416 under the Securities Act, the Registration Statement also covers such additional shares as may hereafter be offered or issued by the Company with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments. Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the Company's common shares as reported on the New York Stock Exchange on November 2, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $39,657,034.90. The prospectus is a final prospectus for the related offering.